Nittany Financial Corp.       Subject:  3rd Qtr 2004 Earnings

                              Contact: Samuel J. Malizia, Chairman of the Board David Z. Richards, Jr., President & CEO
                                        (814) 238-5724

                              Date:     November 3, 2004

FOR IMMEDIATE RELEASE
---------------------

                        NITTANY FINANCIAL CORP. ANNOUNCES
                     A 74% INCREASE IN YEAR TO DATE EARNINGS

State College,  PA....Nittany  Financial  Corp.,  (the  "Company") (OTC Bulletin
Board: NTNY) the holding company for Nittany Bank, Vantage Investment Advisors, LLC and Nittany Asset Management Inc., today announced third quarter 2004 earnings.

Fully diluted earnings for the nine-month period ending September 30, 2004 were $1,931,740 or $.93 per share, compared to $1,113,300 or $0.59 per share for the nine-month period ending September 30, 2003, a 74% increase. Quarterly earnings were $797,800, or $.38 per share, compared to $458,450, or $0.23 per share, for the same quarter in 2003, also a 74% increase. Net interest income for the three months ended September 30, 2004 was $2,298,900 compared to $1,739,500 for the same period ending September 30, 2003, a $559,400, a 32% increase. The increase resulted from an increase in the loan portfolio and net interest margin for the quarter. The net interest margin increased to approximately 3.29% from 3.00% in the second quarter of 2004. Non-interest income grew to $851,490 for the third quarter from $392,870 for the same time period in 2003, due to the increase in asset management income and service fees on deposit accounts at Nittany Bank. Vantage Investment Advisors now has over $250 million under management, approximately a $50 million increase from year-end.

"The steady long term growth in loans and deposits at Nittany Bank is the result of our competitive rates and superior customer service," commented Samuel J. Malizia, Chairman of the Board for Nittany Financial Corp. "We intend to continue this strategy when we expand our operations by opening an office in the Bellefonte market early next year."

The balance sheet for the Company also showed growth in year 2004 and high credit quality. Total assets for the consolidated entity were $295,155,300 on September 30, 2004, compared to $248,587,300 at December 31, 2003, a 19%
increase. Total deposits grew by $25,665,940 or 12% over the same time period, with the Company's core Nittany Savings account providing the majority of the increase with growth of 14%. Total net loans grew by 24% to $226,462,500 for the nine-month period ending September 30, 2004. Non-performing loans over 90 days delinquent were only $8,800, which is less than 0.01% of the total loan portfolio at September 30, 2004.

President and CEO David Richards added, "We are very pleased to have achieved our loan growth goals for the quarter without compromising our credit quality standards. A strong balance sheet and core earnings allow us to continually invest in technology and a quality staff."

Nittany Financial Corp. (OTC Ticker Symbol "NTNY") is the parent company for Nittany Bank, a federally chartered financial institution headquartered and operated in State College, Pennsylvania. Nittany Bank began operations in October, 1998 and currently operates four offices with 51 full-time equivalent employees. Nittany Bank offers a full range of financial services through its four offices, five ATM's, telephone banking (814-231-1800) and transactional internet banking at its www.NittanyBank.com website.

The parent company, Nittany Financial Corp., also owns two investment subsidiaries. Nittany Asset Management Inc. offers retail investment products through the Bank's four offices. Vantage Investment Advisors, LLC is a Registered Investment Advisory firm providing fee-based investment management services. Vantage currently manages over $250 million in investments for small business retirement plans as well as individual portfolio management for consumers.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

                             NITTANY FINANCIAL CORP.
                           CONSOLIDATED BALANCE SHEET

                                                                    September 30,    December 31,
                                                                         2004             2003
                                                                    -------------    -------------
                                                                             (unaudited)
ASSETS
     Cash and due from banks                                        $   6,842,808    $     805,812
     Interest-bearing deposits with other banks                         7,586,726       14,147,474
                                                                    -------------    -------------
     Cash and cash equivalents                                         14,429,534       14,953,286
     Investment securities available for sale                             774,294        4,074,095
     Investment securities held to maturity (estimated
       market value of $43,372,047 and $39,168,895)                    44,911,886       39,246,289
     Loans receivable (net of allowance for loan losses
       of $2,107,244 and $1,737,435)                                  226,462,486      182,742,537
     Premises and equipment                                             2,519,408        2,570,953
     Federal Home Loan Bank stock                                       2,223,300        1,311,300
     Intangible assets                                                  1,763,231        1,763,231
     Accrued interest and other assets                                  2,071,117        1,925,622
                                                                    -------------    -------------

             TOTAL ASSETS                                           $ 295,155,256    $ 248,587,313
                                                                    =============    =============
LIABILITIES
     Deposits:
         Noninterest-bearing demand                                 $  10,212,041    $   7,880,177
         Interest-bearing demand                                       24,488,842       21,902,355
         Money market                                                  38,062,725       34,237,951
         Savings                                                      155,711,676      136,273,936
         Time                                                          18,083,354       20,598,238
                                                                    -------------    -------------
            Total deposits                                            246,558,638      220,892,657
     Short-term borrowings                                              6,791,622        2,363,887
     Other borrowings                                                  24,237,985        9,829,866
     Accrued interest payable and other liabilities                       807,428          673,159
                                                                    -------------    -------------

             TOTAL LIABILITIES                                        278,395,673      233,759,569
                                                                    -------------    -------------
STOCKHOLDERS' EQUITY
     Serial preferred stock, no par value; 5,000,000 shares
       authorized, none issued                                                  -                -
     Common stock, $.10 par value; 10,000,000 shares
       authorized, 1,924,621 and 1,603,960 issued and outstanding         192,462          160,396
     Additional paid-in capital                                        14,287,483       14,323,021
     Retained earnings                                                  2,288,082          356,344
     Accumulated other comprehensive loss                                  (8,444)         (12,017)
                                                                    -------------    -------------

             TOTAL STOCKHOLDERS' EQUITY                                16,759,583       14,827,744
                                                                    -------------    -------------

             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $ 295,155,256    $ 248,587,313
                                                                    =============    =============

                             NITTANY FINANCIAL CORP.
                        CONSOLIDATED STATEMENT OF INCOME

                                                          Three-Months Ended September 30,    Nine-months Ended September 30,
                                                                2004           2003                2004            2003
                                                             ----------     ----------          -----------     ----------
                                                                   (unaudited)                         (unaudited)
INTEREST AND DIVIDEND INCOME
    Loans, including fees                                    $3,266,905     $2,601,103          $ 9,034,114     $7,011,893
    Interest-bearing deposits with other banks                   24,473          8,898               49,679         48,803
    Investment securities                                       371,767        328,101            1,114,783      1,074,435
                                                            -----------     ----------           ----------     ----------
           Total interest and dividend income                 3,663,145      2,938,102           10,198,576      8,135,131
                                                             ----------     ----------          -----------     ----------
INTEREST EXPENSE
    Deposits                                                  1,185,689      1,051,561            3,492,226      3,171,166
    Short-term borrowings                                        41,023         19,023               65,037         44,011
    Other borrowings                                            137,524        128,013              395,720        389,654
                                                             ----------     ----------          -----------     ----------
           Total interest expense                             1,364,236      1,198,597            3,952,983      3,604,831
                                                             ----------     ----------          -----------     ----------

NET INTEREST INCOME                                           2,298,909      1,739,505            6,245,593      4,530,300

Provision for loan losses                                       138,000        230,000              442,000        508,000
                                                             ----------     ----------          -----------     ----------
NET INTEREST INCOME AFTER PROVISION FOR
   LOAN LOSSES                                                2,160,909      1,509,505            5,803,593      4,022,300
                                                             ----------     ----------          -----------     ----------
NONINTEREST INCOME
    Service fees on deposit accounts                            177,863        124,980              498,231        370,437
    Investment security gain                                     32,707              -               32,707          6,691
    Asset management fees and commissions                       614,209        231,764            1,773,425        721,434
    Other                                                        26,709         36,125               81,375        123,070
                                                             ----------     ----------          -----------     ----------
           Total noninterest income                             851,488        392,869            2,385,738      1,221,632
                                                             ----------     ----------          -----------     ----------
NONINTEREST EXPENSE
    Compensation and employee benefits                          730,611        544,768            2,168,606      1,607,880
    Occupancy and equipment                                     186,363        180,397              540,492        473,618
    Professional fees                                            49,290         55,676              144,088        157,425
    Data processing fees                                        121,146        112,338              351,317        285,599
    Supplies, printing, and postage                              39,084         35,300              104,015        103,975
    Advertising                                                  37,721         42,594              115,849        104,386
    ATM processing fees                                          36,191         34,635              106,044         97,257
    Commission expense                                          381,639         90,385            1,120,476        385,508
    Other                                                       205,537        142,138              545,706        360,610
                                                             ----------     ----------          -----------     ----------
           Total noninterest expense                          1,787,582      1,238,231            5,196,593      3,576,258
                                                             ----------     ----------          -----------     ----------

Income before income taxes                                    1,224,815        664,143            2,992,738      1,667,674
Income taxes                                                    427,000        205,691            1,061,000        554,390
                                                             ----------     ----------          -----------     ----------

NET INCOME                                                      797,815        458,452          $ 1,931,738     $1,113,284
                                                             ==========     ==========          ===========     ==========

EARNINGS PER SHARE
    Basic                                                    $     0.41     $     0.24          $      1.00     $     0.64
    Diluted                                                        0.38           0.23                 0.93           0.59

WEIGHTED AVERAGE SHARES OUTSTANDING
    Basic                                                     1,924,621      1,873,078            1,924,621      1,749,564
    Diluted                                                   2,080,438      2,024,416            2,078,490      1,897,362